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                                                                    Exhibit 10.4







THE WARRANT REPRESENTED BY THIS AMENDED AND RESTATED WARRANT AGREEMENT, AND THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE THEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH WARRANT OR THE SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE THEREOF, OR UNLESS THE HOLDER HEREOF ESTABLISHES TO THE REASONABLE SATISFACTION OF GEO SPECIALTY CHEMICALS, INC. THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

                          GEO SPECIALTY CHEMICALS, INC.

                     AMENDED AND RESTATED WARRANT AGREEMENT
                            WITH GEO CHEMICALS, LTD.
                            ------------------------


         This AMENDED AND RESTATED WARRANT AGREEMENT (the "Agreement") is entered into as of July 31, 1998, by and between GEO Specialty Chemicals, Inc., an Ohio corporation (the "Company"), and GEO Chemicals, Ltd.
("Holder"), an Ohio limited liability company and successor-in-interest by merger to Chemicals Specialties Enterprises, L.P. ("CSE"). This Agreement amends and restates the Warrant Agreement
(the "1997 Warrant Agreement"), dated March 25, 1997, entered into by and between the Company and CSE.

                                   WITNESSETH:
                                   -----------

         WHEREAS, in connection with, and as a condition to the execution of, the Share Purchase Agreement, dated March 25, 1997, by and between the Company and Charter Oak Partners ("Charter Oak"), a Connecticut partnership, the Company, desiring to provide Holder with the potential for an increased percentage ownership of the Company upon the occurrence of certain liquidity events and based upon the return achieved by Charter Oak in its investment in the Company, agreed to issue warrants to Holder to purchase shares of the Company's Class A Common Stock, $1.00 par value per share (the
"Common Shares");

         WHEREAS, at the time of the 1997 Warrant Agreement, the Common Shares were held by the following shareholders in the following percentages:

         Shareholder                        No. of Common Shares     Percentage
         -----------                        --------------------     ----------

         Charter Oak Partners                     82.31                79.00%
         Chemical Specialty Enterprises, L.P.     21.88                21.00%


         WHEREAS, subsequent to the execution and delivery of the 1997 Warrant Agreement, Charter Oak transferred (i) 0.466 and 0.137 Common Shares to George
W. Rapp, Jr. and A. Elliott Archer, respectively, each of whom is a Charter Oak designee serving on the Board of Directors of the Company; and (ii) 1.646 Common Shares to George P. Ahearn as a result of the exercise by Ahearn of an option held by him from Charter Oak (the "Charter Oak Transfers");
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         WHEREAS, in connection with the acquisition by the Company of the
TRIMET Technical Products Division of Mallinckrodt, Inc., the shareholders of the Company and Charter Oak Capital Partners made an aggregate equity contribution of $6,000,000 (the "Equity Contribution"), on a pro rata basis assuming that an 8% equity interest had been granted to Charter Oak pursuant to its warrant agreement with the Company, and received in exchange therefor an aggregate of 31.646 Common Shares;

         WHEREAS, as a consequence of the Charter Oak Transfers and the Equity Contribution, the Common Shares are now held by the following shareholders in the following percentages:

         Shareholder                     No. of Common Shares      Percentage
         -----------                     --------------------      ----------

         Charter Oak Partners                  85.431                62.89%
         Charter Oak Capital Partners          21.478                15.81%
         GEO Chemicals, Ltd.                   25.994                19.14%
         George P. Ahearn                       2.146                 1.58%
         George W. Rapp, Jr.                    0.608                 0.45%
         A. Elliott Archer                      0.178                 0.13%

         WHEREAS, the Company and Holder desire to amend and restate the 1997 Warrant Agreement to reflect the changes in the ownership of the Common Shares effected since March 25, 1997.

         NOW, THEREFORE, in consideration of the premises herein contained the parties agree as follows:

                                    AGREEMENT
                                    ---------

         1. GRANT OF WARRANT. The Company hereby acknowledges and confirms that on March 25, 1997 it issued a warrant to Holder, which as of the date of this Agreement is to be subject to the terms and conditions hereof and shall entitle Holder to purchase that number of Common Shares of the Company as calculated pursuant to Section 3 below (the "Warrant") at a purchase price per share (the "Warrant Price") equal to $.01, payable as set forth in Section 2 below. The Company shall at all times maintain and reserve a sufficient number of authorized but unissued Common Shares, so that the Warrant may be exercised without additional authorization of Common Shares after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Shares; and the Common Shares issued upon exercise of the Warrant in accordance with its terms shall be duly authorized, fully paid and nonassessable. The Company will not take any action which would have the effect of preventing or disabling the Company from delivering to Holder, upon exercise of the Warrant pursuant to the terms hereof, the Common Shares then deliverable or otherwise performing its obligations under this Warrant Agreement.



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

         2. EXERCISE OF WARRANT.

         (a) Subject to the provisions of Sections 4 and 6 hereof, the Warrant may be exercised, in whole or in part, upon the occurrence of a Liquidity Event (as hereinafter defined) on or before 4:00 p.m. March 31, 2007 (the
"Expiration Time") if, at the time of the Liquidity Event, Charter
Oak's Internal Rate of Return (as hereinafter defined) for its investment in the Company's Common Shares exceeds 30 percent.

         (b) Holder may exercise all or a portion of the Warrant by delivering to the Company at the principal office of the Company (i) a written notice of exercise specifying the number of Common Shares Holder wishes to purchase, (ii) the aggregate purchase price for the Common Shares as to which the Warrant is then being exercised, payable in cash or by bank cashier's check to the Company, and (iii) this Warrant Agreement.

         (c) As soon as practicable thereafter, the Company shall deliver to Holder (i) a certificate or certificates representing the number of Common Shares purchased by Holder, and (ii) if the Warrant is being exercised in part, a new Warrant Agreement substantially in the form hereof for any remaining Common Shares available for purchase through this Warrant, but as to which this Warrant is not being exercised. The Common Shares shall be deemed issued immediately prior to the occurrence of the Liquidity Event.

         (d) For purposes of this Warrant, a "Liquidity Event" shall mean one or any combination of related or unrelated transactions of the following types that return to Charter Oak an amount equivalent to their total equity investment in the Company ($20,220,000) plus an amount to provide Charter Oak with an Internal Rate of Return in excess of thirty percent (30%), after taking account of the Charter Oak Transfers and all other transfers of Common Shares by Charter Oak to its permitted transferees under Section 2.6 of the Shareholders Agreement of the Company dated as of the date hereof (the "Shareholders Agreement"); (i) a sale, reorganization, consolidation or merger of the Company with another corporation,
(ii) a sale or other transfer of some or all of the assets (other than in the ordinary course of business) of the Company or (iii) a sale of some or all of Charter Oak's equity securities of the Company (other than the sale or distribution by Charter Oak to a director pursuant to Section 8.1(d) of the Shareholders Agreement) or (iv) the consummation of a public offering of the Company's equity securities pursuant to a registration statement filed under the Securities Act of 1933.

         (e) For the purposes of this Warrant, Charter Oak's "Internal Rate of Return" shall mean the net compound annual internal rate of return on Common Shares invested by Charter Oak in the Company. For the purpose of calculating the Internal Rate of Return, partial years will be utilized to measure the time between the date(s) of investment and date(s) of Liquidity Event(s), and any such investment shall be given effect only for the partial year for which it has been in place. In addition, included in the calculation of the Internal Rate of Return will be (i) to the extent Common Share dividends are received by Charter Oak, all of such dividends, (ii) any fees and interest that are paid to Charter Oak, and (iii) any net proceeds received by Charter Oak as a result of the sale or refinancing of assets of the Company other than in the ordinary course of business of the Company.

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

         (f) To the extent the Warrant is not exercised or otherwise expires or becomes void prior to the Expiration Time, it shall expire and become void, and all rights thereunder and all rights under this Warrant Agreement shall cease at the Expiration Time.

         3. NUMBER OF COMMON SHARES SUBJECT TO WARRANT. The Warrant shall entitle Holder to purchase that number of Common Shares (the "Warrant Shares") representing the percentage of the outstanding equity of the Company, including the Warrant Shares and the Offsetting Common Shares (as defined below), equivalent to the percentage by which Charter Oak's Internal Rate of Return exceeds 30 percent after giving effect to the issuance of the Warrant Shares and the Offsetting Common Shares, up to a maximum of five percent. Concurrently with the issuance by the Company of the Warrant Shares upon exercise of the Warrant by Holder, the Company shall issue to the other shareholders of the Company, excluding Charter Oak and Rapp and Archer (the "Other Shareholders"), Common Shares in such amounts that the percentage ownership of Common Shares of the Other Shareholders is not affected by the issuance of the Warrant Shares (the "Offsetting Common Shares").

         4. ASSIGNMENT. Subject to the provisions of Section 9 below, Holder may sell, transfer or assign all or a portion of this Warrant.

         5. RECOGNITION. Notwithstanding the rights of Holder pursuant to the provisions of Section 4 above, the Company shall only be required to recognize the holder of the Warrant as identified upon the Warrant registration books and records as maintained by the Company.

         6. CONTRAVENTION OF LAWS. If at any time while all or any portion of this Warrant is outstanding, the exercise of the Warrant and the issuance of Common Shares pursuant thereto is deemed to be illegal or in contravention of then applicable state or federal laws, the Company shall be excused from performing any of its obligations or complying with the terms and conditions of this Warrant Agreement until the date that the exercise of this Warrant or the issuance of Common Shares pursuant thereto is not in contravention of then applicable state or federal law. In connection with the foregoing, the Company shall use its reasonable best efforts to maintain the effectiveness of this Warrant under then applicable state or federal law.

         7. FRACTIONAL SHARES. The Company may issue fractional Common Shares upon exercise of the Warrant.

         8. TERMINATION. The Warrant granted hereby, to the extent not previously exercised or voided pursuant to the terms of this Warrant Agreement, shall terminate on March 31, 2007.

         9. INVESTMENT REPRESENTATION. Holder hereby represents and warrants to the Company that the Warrant is, and any Common Shares issued upon its exercise will be, purchased by Holder for his own account and not with a view to the public distribution thereof and will not be transferred except in a transaction registered or exempt from registration under the Securities Act, and a legend to such effect shall be noted on such shares.



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         10. MISCELLANEOUS.

         (a) VALIDITY. The invalidity or unenforceability of any provision of this Warrant Agreement shall not affect the validity or enforceability of any other provision of this Warrant Agreement, which shall remain in full force and effect; and, except as otherwise provided herein to the contrary, the failure or invalidity of any portion of the consideration for which the Warrant is being granted shall not reduce the amount of, or render invalid or unenforceable, all or any portion of the Warrant.

         (b) ENTIRE AGREEMENT. Except as otherwise provided herein, this Warrant Agreement contains the entire agreement between the parties with respect to the transactions provided for herein and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms of this Warrant Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Warrant Agreement, expressed or implied, is intended to confer upon any other person (other than an assignee or transferee of Holder pursuant to the provisions hereof) any rights or remedies of any nature whatsoever under or by reason of this Warrant Agreement.

         (c) NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given when actually delivered in person, by cable or telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  (i)      If to Holder, to:

                           GEO Chemicals, Ltd.
                           Attn: Mr. George P. Ahearn
                           28601 Chagrin Boulevard
                           Suite 210
                           Cleveland, Ohio  44122

                  (ii)     If to the Company, to:

                           GEO Specialty Chemicals, Inc.
                           Attn: Mr. George P. Ahearn, President
                           28601 Chagrin Boulevard
                           Suite 210
                           Cleveland, Ohio  44122



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                  (iii)    In each case with a copy to:

                           Craig R. Martahus, Esq.
                           Thompson Hine & Flory LLP
                           3900 Key Tower
                           127 Public Square
                           Cleveland, Ohio  44114

         A party may change its address for notice purposes by written notice to the other party hereto.

         (d) GOVERNING LAW. This Warrant Agreement and the Warrant granted hereby shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         (e) COUNTERPARTS. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same agreement.

         (f) DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Warrant Agreement.

                           [signature page to follow]





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         IN WITNESS WHEREOF, the parties hereunto have caused this instrument to be executed, all as of the day and year first above written.

GEO SPECIALTY CHEMICALS, INC.


By: /s/ George P. Ahearn
   ------------------------------------------------
Name: George P. Ahearn
     ----------------------------------------------
Title: President and Chief Executive Officer
      ---------------------------------------------

GEO CHEMICALS, LTD.


By: /s/ William P. Eckman
   ------------------------------------------------
Name: William P. Eckman
     ----------------------------------------------
Title: Member
      ---------------------------------------------













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